Exhibit (d)(16)

CONFIDENTIAL

AMENDMENT NO. 1

TO ROLLOVER AGREEMENT

THIS AMENDMENT NO. 1 TO ROLLOVER AGREEMENT (this “Amendment”), dated as of March 18, 2025, is made and entered into between (i) Wildcat EGH Holdco, LP, a Delaware limited partnership (“Holdco Parent”), (ii) Wildcat OpCo Holdco, LP, a Delaware limited partnership (“OpCo Parent” and, together with Holdco Parent, the “Parent Entities” and each, a “Parent Entity”), (iii) Patrick Whitesell (“PW”), (iv) the Patrick Whitesell Revocable Trust, dated May 31, 2019 (the “PW Trust”) and (v) Endeavor Executive Holdco, LLC, Endeavor Executive II Holdco, LLC and Endeavor Executive PIU Holdco, LLC (collectively, the “HoldCos” and together with PW and the PW Trust, the “Investors”, and together with Parent Entities, the “Parties”, and each a “Party”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rollover Agreement (as defined below).

WHEREAS, the Parties entered into that certain Rollover Agreement, dated as of April 2, 2024 (the “Rollover Agreement”); and

WHEREAS, the Parties desire to amend the Rollover Agreement pursuant to, and in accordance with Section 4.7 of the Rollover Agreement as set forth therein.

NOW, THEREFORE, in consideration of the mutual agreements set forth in the Rollover Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Section 1.1 of the Rollover Agreement is hereby amended and replaced in its entirety with the following:

Rollover. At the Rollover Closing, upon the terms and subject to the conditions of this Agreement, each Investor hereby agrees that such Investor shall be deemed to have waived any and all rights under the Merger Agreement to receive the Merger Consideration in exchange for, or in respect of, such Investor’s Rollover Interests. Each Investor acknowledges that such Investor will not receive any cash payment for the Rollover Interests held by him or it (as applicable) pursuant to the Transactions and that in consideration of such Investor relinquishing its right to receive Merger Consideration in respect of the Rollover Interests held by him or it (as applicable) in connection with the Transactions, such Rollover Interests shall remain issued and outstanding equity interests or profits interests in the Company and/or OpCo, as applicable. As used herein, “Rollover Interests” shall mean a number of Interests that are Shares of the Company, OpCo Membership Interests or OpCo Profits Units that collectively, using the Merger Consideration applicable to such Rollover Interests, have a value equal to (i) the aggregate value of all Interests (calculated using the Merger Consideration applicable to such Interests) minus (ii) $100,000,000, rounded to the nearest Share of the Company, OpCo Membership Interest or OpCo Profits Unit, as applicable. Notwithstanding anything in the Merger Agreement to the contrary, (x) the OpCo Merger Consideration for the Membership Interests held by the Investors shall be determined without deduction of the OpCo Membership Interest Distribution Amount and (y) the OpCo Profits Units Merger Consideration for the OpCo Profits Units held by the Investors shall, for the avoidance of doubt, be determined by reference to the OpCo Merger Consideration (without deduction of the OpCo Membership Interest Distribution Amount) and taking into account any hurdle amount, catch-up hurdle amounts, catch-up adjustments or other similar adjustments as set forth in the terms of the applicable OpCo Profits Units. No later than 90 days following the date of this Agreement, PW shall designate in PW’s sole discretion (on his behalf and on behalf of the other Investors) the Interests of the Investors that will comprise the Rollover Interests and their corresponding values by delivering to the Parent Entities an updated Exhibit A to specifically identify the Rollover Interests in the column titled “Rollover Interests”. PW shall take actions reasonably within his control to cause the applicable HoldCo to (i) comply with the terms of this Rollover Agreement, and (ii) consummate the Rollover Closing pursuant to this Agreement and pursuant to the rollover agreement by and among, among others, the Parent Entities, Ariel Emanuel and the HoldCos. The rights, obligations, representations, warranties and covenants of the HoldCos under this Agreement are limited solely to the Interests for which the applicable HoldCo is the record owner and if any HoldCo is not or ceases to be a record holder of any Rollover Interests, such HoldCo shall automatically cease to be included in the definition of “Investor” for the purposes of this Agreement.

2. Effect of the Amendment. Except as expressly provided in this Amendment, all of the terms and provisions of the Rollover Agreement remain in full force and effect. On and after the date hereof, each reference in the Rollover Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Rollover Agreement in any other agreements, documents or instruments, will mean and be a reference to the Rollover Agreement as amended by this Amendment.

3. Miscellaneous. The headings of the sections and subsections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part thereof. Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11 and 4.12 of the Rollover Agreement are hereby incorporated herein, mutatis mutandis.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

PARENT ENTITIES

WILDCAT EGH HOLDCO, L.P.

By: SLP WILDCAT AGGREGATOR GP, L.L.C., its general partner

By: SILVER LAKE TECHNOLOGY ASSOCIATES VII, L.P., its managing member

By: SLTA VII (GP), L.L.C., its general partner

By: SILVER LAKE GROUP, L.L.C., its managing member

By:	/s/ Egon Durban

Name:	Egon Durban
Title:	Co-CEO

WILDCAT OPCO HOLDCO, L.P.

By: SLP WILDCAT AGGREGATOR GP, L.L.C., its general partner

By: SILVER LAKE TECHNOLOGY ASSOCIATES VII, L.P., its managing member

By: SLTA VII (GP), L.L.C., its general partner

By: SILVER LAKE GROUP, L.L.C., its managing member

By:	/s/ Egon Durban

Name:	Egon Durban
Title:	Co-CEO

[Signature Page to Amendment No. 1 to Rollover Agreement]

INVESTOR

/s/ Patrick Whitsell
Name: Patrick Whitesell

2121 Avenue of the Stars, Suite 2200
Los Angeles, CA 90067
Attn: Patrick Whitesell
Address

pwipad@gmail.com
Email address

[Signature Page to Amendment No. 1 to Rollover Agreement]

INVESTOR
PATRICK WHITESELL REVOCABLE TRUST

/s/ Patrick Whitesell
Name: Patrick Whitesell, Trustee

2121 Avenue of the Stars, Suite 2200
Los Angeles, CA 90067
Attn: Patrick Whitesell
Address

pwipad@gmail.com
Email address

[Signature Page to Amendment No. 1 to Rollover Agreement]

INVESTOR
ENDEAVOR EXECUTIVE HOLDCO, LLC

/s/ Patrick Whitesell
Name:	Patrick Whitesell
Title:	Director

9601 Wilshire Boulevard, 3rd Floor
Beverly Hills, CA 90210
Attn: Patrick Whitesell
Address

pwipad@gmail.com
Email address

[Signature Page to Amendment No. 1 to Rollover Agreement]

INVESTOR
ENDEAVOR EXECUTIVE II HOLDCO, LLC

/s/ Patrick Whitesell
Name:	Patrick Whitesell
Title:	Director

9601 Wilshire Boulevard, 3rd Floor
Beverly Hills, CA 90210
Attn: Patrick Whitesell
Address

pwipad@gmail.com
Email address

[Signature Page to Amendment No. 1 to Rollover Agreement]

INVESTOR
ENDEAVOR EXECUTIVE PIU HOLDCO, LLC

/s/ Patrick Whitesell
Name:	Patrick Whitesell
Title:	Director

9601 Wilshire Boulevard, 3rd Floor
Beverly Hills, CA 90210
Attn: Patrick Whitesell
Address

pwipad@gmail.com
Email address

[Signature Page to Amendment No. 1 to Rollover Agreement]

Exhibit A to the Rollover Agreement, dated as of April 2, 2024 (the “Agreement”), among (i) Wildcat EGH Holdco, LP, a Delaware limited partnership, (ii) Wildcat OpCo Holdco, LP, a Delaware limited partnership, (iii) Patrick Whitesell, (iv) The Patrick Whitesell Revocable Trust, dated May 31, 2019 and (v) Endeavor Executive Holdco, LLC, Endeavor Executive II Holdco, LLC and Endeavor Executive PIU Holdco, LLC, in each case, solely to the extent the foregoing is a record owner of any of the Interests (as defined in the Agreement)1

ROLLOVER INTERESTS

Entity	Rollover Interests[2]	Corresponding Value
Endeavor Executive HoldCo, LLC	8,214,055 Common Units	$225,886,512.50
Endeavor Executive II HoldCo, LLC	1,274,518 Profits Units (hurdle $16.54)	$13,968,717.28
OpCo	5,959,889 Profits Units (hurdle $23.16)	$25,865,918.26

[1]	Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.
[2]

As of the date of delivery of this Exhibit A, pursuant to Section 1.1 of the Agreement, Patrick Whitesell owns the interests that will constitute such Rollover Interests either directly or indirectly through Endeavor Executive Holdco, LLC or Endeavor Executive II Holdco, LLC.